UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2021

AUGMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56036	83-3299164
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Sutter Street, Suite 1300
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 649-4885

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 5, 2021, the board of directors of Augmedix, Inc. (the “Company”) appointed Jason Krikorian to the audit committee of the board of directors, replacing Emmanuel Krakaris on the audit committee. As a result of Mr. Krikorian’s appointment to the audit committee, the Company has a fully independent audit committee under Rule 10A-3(b)(1) of the Exchange Act and the Nasdaq Stock Market’s corporate governance rules. The Company’s board of directors has determined that Mr. Krikorian satisfies the independence requirements even though he falls outside the “safe harbor” definition set forth in Rule 10A-3(e)(1)(ii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as Mr. Krikorian is a general partner of DCM VI, L.P., which is an affiliate of entities that collectively own in excess of 10% of the Company’s outstanding common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUGMEDIX, INC.

	By:	/s/ PAUL GINOCCHIO
		Name:	Paul Ginocchio
		Title:	Chief Financial Officer

Date: October 6, 2021

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